UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2010

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Shareholders Rights Plan

On December 2, 2010, the shareholders of Open Text Corporation (the “Company”) approved the continuation, amendment and restatement of the shareholders rights plan (the “Amended Rights Plan”) that the Company and Computershare Investor Services Inc. originally entered into as of December 6, 2007.

The Amended Rights Plan continues (with the changes described below) a right (which may only be exercised if a person acquires control of 20% or more of the Company’s common shares) for each shareholder, other than the person that acquires 20% or more of the common shares, to acquire additional common shares at one-half of the market price at the time of exercise. The primary objectives of the Amended Rights Plan are to ensure that, in the context of a bid for control of the Company through an acquisition of the common shares, the Company’s Board of Directors has sufficient time to assess alternatives for maximizing shareholder value as it considers in its judgment to be in the best interests of the Company, including: continued implementation of the Company’s long-term strategic plans, as these may be modified by the Company from time to time; to provide adequate time for competing bids to emerge; to ensure that shareholders have an equal opportunity to participate in such a bid and to give them adequate time to properly assess the bid; and lessen the pressure to tender typically encountered by a securityholder of an issuer that is subject to a bid.

The changes to the Amended Rights Plan approved by the Company’s shareholders on December 2, 2010 are as follows:

•

The recitals contained in the introduction to the Amended Rights Plan have been revised to clarify that the alternatives available to the Board of Directors to maximize shareholder value in the context of a bid for the Company may include, among other things, the continued implementation of the Company’s long-term strategic plans.

•

The provisions of the Amended Rights Plan which address the effective date and shareholder review of the Amended Rights Plan have been revised to specify the shareholder approval required to continue the Amended Rights Plan in 2013 by any stock exchange on which the common shares may then be listed. The Amended Rights Plan provides that (i) if required by the rules and regulations of any stock exchange on which the common shares are then listed, at or prior to the annual meeting of the shareholders of the Company in 2013, provided that a Flip-in Event (as defined in the Amended Rights Plan) has not occurred prior to such time, the Board of Directors shall submit a resolution ratifying the continued existence of the Amended Rights Plan to all holders of common shares for their consideration and, if thought advisable, approval; and (ii) if such approval is not required by the rules and regulations of any stock exchange on which the common shares are then listed, at or prior to the annual meeting of the shareholders of the Company in 2013, provided that a Flip-in Event has not occurred prior to such time, the Board of Directors shall submit a resolution ratifying the continued existence of the Amended Rights Plan to the Independent Shareholders (as defined in the Amended Rights Plan) for their consideration and, if thought advisable, approval.

•

A provision has been added to the Amended Rights Plan to confirm that nothing in the Amended Rights Plan is to be construed so as to suggest or imply that the Board of Directors shall not be entitled to recommend that the shareholders reject or accept any take-over bid or take any action in respect of a take-over bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

•

The definition of “Stock Acquisition Date” has been amended to allow the Board of Directors to determine, whenever appropriate, a later time for the deemed occurrences of said event. This amendment is consistent with (i) shareholder rights plans of other issuers; and (ii) other provisions of the Amended Rights Plan, including the determination by the Board of Directors, whenever appropriate, of the “Separation Time”.

•	Amendments of an administrative nature have been incorporated into the Amended Rights Plan to address compliance with privacy laws and anti-money laundering or anti-terrorist legislation.

The Amended Rights Plan will remain in force until the earlier of the Termination Time (the time at which the right to exercise rights shall terminate pursuant to the Amended Rights Plan) and the termination of the annual meeting of the shareholders in the year 2013 unless at or prior to such meeting the Company’s shareholders ratify the continued existence of the Amended Rights Plan, in which case the Amended Rights Plan would expire at the earlier of the Termination Time and the termination of the 2016 annual meeting of the Company’s shareholders.

A copy of the Amended Rights Plan is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2010, the shareholders of the Company approved certain amendments to the by-laws of the Company (the “By-laws”). The amendments are intended to clarify the By-laws with respect to the following matters: the powers and duties of officers and the delegation of an officer’s duties; the indemnification of directors, officers and certain other individuals as permitted by law; the registration of share transfers so as to facilitate share transfers in the book-entry systems of the Company’s transfer agent; the quorum requirement for shareholder meetings; and conforming references to notices given by electronic means to the definition of an “electronic document” under the Canada Business Corporations Act. The Board of Directors do not consider the amendments to the By-laws to be material and the amendments do not impact the substantive rights of the Company’s common shares.

A copy of the By-laws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	At the Annual and Special Meeting of the holders of common shares of the Company held on December 2, 2010 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the shareholders.

(b)	At the Annual Meeting, each of the proposals was approved by the shareholders pursuant to the voting results set forth below.

Proposal 1 – Election of Directors

Nominee	Votes For	Votes Withheld	Non Votes
P. Thomas Jenkins	44,454,977	1,129,397	941,490
John Shackleton	45,445,163	139,211	941,490
Randy Fowlie	45,472,054	112,320	941,490

Gail Hamilton	44,562,505	1,021,870	941,489
Brian Jackman	44,730,009	854,366	941,489
Stephen J. Sadler	42,346,579	3,237,795	941,490
Michael Slaunwhite	45,474,000	110,374	941,490
Katharine B. Stevenson	44,563,024	1,021,351	941,489
Deborah Weinstein	44,778,360	806,015	941,489

Proposal 2 – Re-Appointment of Independent Auditors and Authorization of Directors to Fix Their Remuneration

The shareholders approved the re-appointment of KPMG LLP, Chartered Accountants, as the independent auditors of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed, and to authorize the Board of Directors to fix the auditors’ remuneration, as set forth below:

Votes For	Votes Withheld
46,495,440	30,424

There were no broker non-votes.

Proposal 3 – Amended and Restated Shareholders Rights Plan

The shareholders approved the continuation, amendment and restatement of the shareholders rights plan, as described in more detail in Item 1.01 of this Current Report on Form 8-K, as set forth below:

Votes For	Votes Against
44,078,726	1,505,649

There were 941,489 broker non-votes.

Proposal 4 – Amendment of By-laws

The shareholders approved the amendment of the Company’s By-laws, as described in more detail in Item 5.03 of this Current Report on Form 8-K, as set forth below:

Votes For	Votes Against
45,440,017	144,358

There were 941,489 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Open Text Corporation By-laws

4.1	Amended and Restated Shareholder Rights Plan, dated December 2, 2010, between Open Text Corporation and Computershare Investor Services Inc, as rights agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

December 2, 2010	By:	/S/ PAUL MCFEETERS
Paul McFeeters Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Open Text Corporation By-laws

4.1	Shareholder Rights Plan, dated December 2, 2010, between Open Text Corporation and Computershare Investor Services Inc, as rights agent